EXHIBIT 23.3
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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 19, 2002 on the financial statements of RxB, Inc., formerly RxBazaar, Inc., which includes an emphasis paragraph relating to an uncertainty as to RxB's ability to continue as a going concern, and to the use of our report dated June 29, 2001 on the financial statements of FPP Distribution, Inc., in this Amendment No. 1 to Registration Statement on Form SB-2 and related Prospectus filed by RxBazaar, Inc. on September 20, 2002.

We also consent to the reference to our Firm under the caption "Experts."


                                         /s/ WOLF & COMPANY, P.C.


Boston, Massachusetts
September 20, 2002